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                                                                    EXHIBIT 21.1

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                        Jurisdiction of
             Name                                       Incorporation
             ----                                       ---------------

      Spencer Services, Inc.                            Delaware

      International Capital Development Corp.           Delaware

      Dental Doctor Services, Inc.                      Florida

      Portadent Technology Corp.                        Delaware